UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, the Board of Directors of Teleflex Incorporated (the "Company") approved a plan to replace the non-qualified defined benefits provided to participants under the Company's Supplemental Executive Retirement Plan (the "Existing SERP") with a non-qualified defined contribution arrangement under the Company’s Deferred Compensation Plan (the "New SERP"), effective January 1, 2009. These changes are consistent with the plan approved earlier this year to replace, effective January 1, 2009, the Company’s qualified defined pension plan (with respect to which the Existing SERP provided a supplemental defined benefit payment commencing at retirement) with enhanced matching contributions under the Company’s 401(k) Plan.

Under the New SERP, Company contributions will now be made to each participant’s account under the Deferred Compensation Plan in an amount equal to 5% of such participant’s annual cash compensation, less any matching contributions made by the Company for the participant's account under the Company's 401(k) Plan. In addition, participants will have an opportunity to receive a matching contribution of up to 3% of their annual cash compensation with respect to amounts deferred by the participant into the Deferred Compensation Plan. Each of the Company’s named executive officers will participate in the New SERP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

December 19, 2008	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: Chairman, President and Chief Executive Officer